PRINCIPAL UNDERWRITING AGREEMENT
                                              EVERGREEN EQUITY TRUST
                                               CLASS A AND C SHARES


         AGREEMENT made this 18th day of September, 1997 by and between Evergreen Equity Trust on behalf of its series listed on Exhibit A attached hereto and made a part hereof (such Trust and series referred to herein as "Fund" individually or "Funds" collectively) and Evergreen Distributor, Inc., a Delaware corporation ("Principal Underwriter").

         It is hereby mutually agreed as follows:

         1. The Fund hereby appoints Principal Underwriter a principal underwriter of the Class A and Class C shares of beneficial interest of the Fund ("Shares") as an independent contractor upon the terms and conditions hereinafter set forth. Except as the Fund may from time to time agree, Principal Underwriter will act as agent for the Fund and not as principal.

         2. Principal Underwriter will use its best efforts to find purchasers for the Shares, to promote distribution of the Shares and may obtain orders from brokers, dealers or other persons for sales of Shares to them. No such broker, dealer or other person shall have any authority to act as agent for the Fund; such dealer, broker or other person shall act only as principal in the sale of Shares.

         3. Sales of Shares by Principal Underwriter shall be at the applicable public offering price determined in the manner set forth in the prospectus and/or statement of additional information of the Fund current at the time of the Fund's acceptance of the order for Shares; provided that Principal Underwriter also shall have the right to sell Shares at net asset value, if such sale is permissible under and consistent with applicable statutes, rules, regulations and orders. All orders shall be subject to acceptance by the Fund, and the Fund reserves the right in its sole discretion to reject any order received. The Fund shall not be liable to anyone for failure to accept any order.

         4. On all sales of Shares, the Fund shall receive the current net asset value, and Principal Underwriter shall be entitled to receive fees for sales of Class A and C Shares as set forth on Exhibit B attached hereto and made a part hereof.

         5. The payment provisions of this Agreement shall be applicable to the extent necessary to enable the Fund to comply with the obligation of the Fund to pay Principal Underwriter in accordance with this Agreement in respect of Class C Shares and shall remain in effect so long as any payments are required to be made by the Fund pursuant to the irrevocable payment instruction under the Master Sale Agreement between Principal Underwriter and Mutual Fund Funding 1994-1 dated as of December 6, 1996 (the "Master Sale Agreement").

         6. Payment to the Fund for Shares shall be in New York or Boston Clearing House funds received by Principal Underwriter within (3) business days after notice of acceptance of the purchase order and the amount of the applicable public offering price has been given to the purchaser. If such payment is not received within such 3-day period, the Fund reserves the right, without further notice, forthwith to cancel its acceptance of any such order. The Fund shall pay such issue taxes as may be required by law in connection with the issue of the Shares.

         7. Principal Underwriter shall not make in connection with any sale or solicitation of a sale of the Shares any representations concerning the Shares except those contained in the then current prospectus and/or statement of additional information covering the Shares and in printed information approved by the Fund as information supplemental to such prospectus and statement of additional information. Copies of the then current prospectus and statement of additional information will be supplied by the Fund to Principal Underwriter in reasonable quantities upon request.

         8. Principal Underwriter agrees to comply with the Business Conduct Rules of the National Association of Securities Dealers, Inc.

         9. The Fund appoints Principal Underwriter as its agent to accept orders for redemptions and repurchases of Shares at values and in the manner determined in accordance with the then current prospectus and/or statement of additional information of the Fund.

         10. The Fund agrees to indemnify and hold harmless the Principal Underwriter, its officers and Directors and each person, if any, who controls the Principal Underwriter within the meaning of Section 15 of the Securities Act of 1933 ("1933 Act"), against any losses, claims, damages, liabilities and expenses (including the cost of any legal fees incurred in connection therewith) which the Principal Underwriter, its officers, Directors or any such controlling person may incur under the 1933 Act, under any other statute, at common law or otherwise, arising out of or based upon

                  a) any untrue statement or alleged untrue statement of a material fact contained in the Fund's registration statement, prospectus or statement of additional information (including amendments and supplements thereto), or

                  b) any omission or alleged omission to state a material fact required to be stated in the Fund's registration statement, prospectus or statement of additional information necessary to make the statements therein not misleading, provided, however, that insofar as losses, claims, damages, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance and in conformity with information furnished to the Fund by the Principal Underwriter for use in the Fund's registration statement, prospectus or statement of additional information, such indemnification is not applicable. In no case shall the Fund indemnify the Principal Underwriter or its controlling person as to any amounts incurred for any liability arising out of or based upon any action for which the Principal

         Underwriter, its officers and Directors or any controlling person would otherwise be subject to liability by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of the reckless disregard of its obligations and duties under this Agreement.

         11. The Principal Underwriter agrees to indemnify and hold harmless the Fund, its officers, Trustees and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act against any loss, claims, damages, liabilities and expenses (including the cost of any legal fees incurred in connection therewith) which the Fund, its officers, Trustees or any such controlling person may incur under the 1933 Act, under any other statute, at common law or otherwise arising out of the acquisition of any Shares by any person which

                  a) may be based upon any wrongful act by the Principal Underwriter or any of its employees or representatives, or

                  b) may be based upon any untrue statement or alleged untrue statement of a material fact contained in the Fund's registration statement, prospectus or statement of additional information (including amendments and supplements thereto), or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished or confirmed in writing to the Fund by the Principal Underwriter.

         12. The Fund agrees to execute such papers and to do such acts and things as shall from time to time be reasonably requested by Principal Underwriter for the purpose of qualifying the Shares for sale under the so-called "blue sky" laws of any state or for registering Shares under the 1933 Act or the Fund under the Investment Company Act of 1940 ("1940 Act"). Principal Underwriter shall bear the expense of preparing, printing and distributing advertising, sales literature, prospectuses and statements of additional information. The Fund shall bear the expense of registering Shares under the 1933 Act and the Fund under the 1940 Act, qualifying Shares for sale under the so-called "blue sky" laws of any state, the preparation and printing of prospectuses, statements of additional information and reports required to be filed with the Securities and Exchange Commission and other authorities, the preparation, printing and mailing of prospectuses and statements of additional information to shareholders of the Fund and the direct expenses of the issue of Shares.

         13. To the extent required by the Fund's 12b-1 Plans, Principal Underwriter shall provide to the Board of Trustees of the Fund in connection with such 12b-1 Plans, not less than quarterly, a written report of the amounts expended pursuant to such 12b-1 Plans and the purposes for which such expenditures were made.

         14. This Agreement shall become effective as of the date of the commencement of operations of the Fund and shall remain in force for two years unless sooner terminated or continued as provided below. This Agreement shall continue in effect after such term if its continuance is specifically approved by a majority of the Trustees of the Fund and a majority of the 12b-1 Trustees referred to in the 12b-1 Plans of the Fund ("Rule 12b-1 Trustees") at least annually in accordance with the 1940 Act and the rules and regulations thereunder.

                  This Agreement may be terminated at any time, without payment of any penalty, by vote of a majority of any Rule 12b-1 Trustees or by a vote of a majority of the Fund's outstanding Shares on not more than sixty (60) days written notice to any other party to the Agreement; and shall terminate automatically in the event of its assignment (as defined in the 1940 Act).

         15. This Agreement shall be construed in accordance with the laws of The Commonwealth of Massachusetts. All sales hereunder are to be made, and title to the Shares shall pass, in Boston, Massachusetts.

         16. The Fund is a series of a Delaware business trust established under a Declaration of Trust, as it may be amended from time to time. The obligations of the Fund are not personally binding upon, nor shall recourse be had against, the private property of any of the Trustees, shareholders, officers, employees or agents of the Fund, but only the property of the Fund shall be bound.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized at Boston, Massachusetts, as of the day and year first written above.


                         EVERGREEN EQUITY TRUST


                         By:      /s/John J. Pileggi
                                  --------------------------------


                         EVERGREEN DISTRIBUTOR, INC.


                         By:      /s/William J. Tomko
                                  ---------------------------------

                                                     EXHIBIT A

    EVERGREEN EQUITY TRUST
        Domestic Equity Funds
        Evergreen Aggressive Growth Fund
        Evergreen Fund
        Evergreen Micro Cap Fund
        Evergreen Omega Fund
        Evergreen Small Company Growth Fund
        Keystone Strategic Growth Fund (K-2)*
        (To be redesignated Evergreen Strategic Growth Fund January 12, 1998)

        Specialty Growth and Balanced Funds
        Evergreen American Retirement Fund
        Evergreen Foundation Fund
        Evergreen Tax Strategic Foundation Fund
        Evergreen Balanced Fund

        Growth and Income Funds Evergreen Fund for Total Return Evergreen Growth and Income Fund Evergreen Income and Growth Fund Evergreen Small Cap Equity Income Fund Evergreen Value Fund Evergreen Utility Fund Keystone Growth and Income Fund (S-1)*
        (To be redesignated Evergreen Blue Chip Fund January 12, 1998)

         *  Class A Shares and Class C Shares authorized but not issued

                                                     EXHIBIT B

                                                        TO

                                         PRINCIPAL UNDERWRITING AGREEMENT

                                                       DATED

                                                SEPTEMBER 18, 1997




                                               Schedule of Payments

Class A Shares                   Up to 0.25% annually of the average daily net
                                 asset value of Class A shares of a Fund

                                 A sales charge, the difference between the current offering price of Shares, as set forth in the current prospectus for each Fund, and the net asset value, less any reallowance that is payable in accordance with the sales charge schedule in effect at any given time with respect to the Shares

Class C Shares Up to 1.00% annually of the average daily net asset value of Class C shares of a Fund, consisting of 12b-1 fees at the annual rate of 0.75% of the average daily net asset value of a Fund and service fees of 0.25% of the average daily net asset value of a Fund